                              EXHIBIT 21

As of August 31, 2014 Walgreen Co., (Registrant) had the following subsidiaries:

NAME	STATE OR COUNTRY OF INCORPORATION
Smart Insurance Company	Arizona
Walgreen Arizona Drug Co.	Arizona
Consolidated Stores, Inc.	Arkansas
Med-X Corporation	Arkansas
Pharm-mart Pharmacy of Warren, Inc.	Arkansas
Rich Mountain Pharmaceutical Services, Inc.	Arkansas
S&W Pharmacy, Inc.	Arkansas
Stephen L. LaFrance Pharmacy, Inc.	Arkansas
Salu Australia Pty Ltd.	Australia
Skincarestore Australia Pty Ltd.	Australia
Superior Bermuda GP	Bermuda
DS Distribution Canada, Ltd.	British Columbia
Crescent Healthcare, Inc.	California
Crescent Therafusion, Inc.	California
Option Care, Inc.	California
River City Pharmacy, Inc.	California
Sunamerica Affordable Housing Partners XI (11)	California
MedAvail Technologies, Inc.	Canada
Walgreen Canada Limited	Canada
Walgreen Drug (Ontario) Limited	Canada
Walgreen Asia Holding Ltd.	Cayman Island
Walgreen Asia Trading Ltd.	China
Walgreens China Business Trust	China
Accountable Care Network of Arizona LLC	Delaware
Accountable Care Network of Florida, LLC	Delaware
Accountable Care Network of Illinois, LLC	Delaware
Accountable Care Network of New Jersey, LLC	Delaware
Accountable Care Network of Pennsylvania, LLC	Delaware
Accountable Care Network of Tennessee, LLC	Delaware
Accountable Care Network of Texas, LLC (7)	Delaware
American Occupational Health Management, Inc.(12)	Delaware
CCS Infusion Management, LLC	Delaware
CCSI Holding 3, LLC	Delaware
CG Transportation, LLC	Delaware
CHI Holding Corporation	Delaware
Critical Care Systems, Inc.	Delaware
Cystic Fibrosis Foundation Pharmacy, LLC (8)	Delaware
Cystic Fibrosis Services, Inc. (8)	Delaware
DR Employee Services, LLC	Delaware
DRI-I, Inc.	Delaware
drugstore.com, inc.	Delaware
DS Pharmacy, Inc.	Delaware
Duane Reade Holdings, Inc.	Delaware
Duane Reade International, LLC	Delaware
Duane Reade Realty, Inc.	Delaware
Duane Reade, Inc.	Delaware
East West Distributing Merger Co., LLC	Delaware
Happy Harry's Discount Drug Stores, Inc.	Delaware
Happy Harry's Inc.	Delaware
Healthcare Clinic Solutions, LLC	Delaware
HHDH, Inc.	Delaware
Infinity Infusion II, LLC	Delaware
Infunity Infusion, LLC	Delaware
I-Trax Health Management Solutions, Inc.	Delaware
MedAvail, Inc.	Delaware
Lake Cook Investments, LLC	Delaware
MedNow Infusion, LLC (4)	Delaware
Meridian COMP of New York, Inc.(12)	Delaware
Option Care Enterprises, Inc.	Delaware
Optionet, Inc.	Delaware
Pharma Dynamics, Inc. (8)	Delaware
Rockville Travilah Square, LLC	Delaware
Salu Beauty, Inc.	Delaware
SIC Parent, LLC (10)	Delaware
Smart Insurance Company Holdings Inc.	Delaware
Smart Insurance Group Holdings, Inc.	Delaware
Stephen L. LaFrance Holdings, Inc.	Delaware
Super D. Drugs Acquisition Co.	Delaware
Take Care Employer Solutions, LLC (12)	Delaware
Take Care Health Systems, Inc. (12)	Delaware
Take Care Health Systems, LLC (12)	Delaware
USA/Super D Franchising Inc.	Delaware
WAB Holdings, LLC	Delaware
WAGDCO, LLC	Delaware
WAGHID, LLC	Delaware
Walgreen International Investments, LLC	Delaware
Walgreen Investments Co	Delaware
Walgreens Assistance, Inc.	Delaware
Walgreens Infusion Services Holding, Inc.	Delaware
Walgreens Infusion Services, Inc.	Delaware
Walgreens Network Health Services, LLC	Delaware
Walgreens of North Carolina, Inc.	Delaware
Walgreens Sleep and Respiratory Services, LLC	Delaware
Walgreens Specialty Care Centers, LLC	Delaware
Walgreens Specialty Pharmacy Holdings, Inc.	Delaware
Walgreens Specialty Pharmacy, LLC	Delaware
Walgreens Store No. 3332, LLC	Delaware
Walgreens Store No. 4650, LLC	Delaware
Walgreens Store No. 4651, LLC	Delaware
Walgreens Store No. 5576, LLC	Delaware
Walgreens Store No. 5838, LLC	Delaware
Walgreens Venture Capital, LLC	Delaware
Walgreens Well Network of Modesto, LLC	Delaware
Walgreens Well Network of Oakland, LLC	Delaware
Walgreens Well Network of Palo Alto, LLC	Delaware
Walgreens Well Network of Sacramento, LLC	Delaware
Walgreens Well Network of San Francisco, LLC	Delaware
Waltrust Properties, Inc.	Delaware
Whole Health Management, LLC (12)	Delaware
WRA Partners, LLC	Delaware
WVC Investments, LLC	Delaware
Walgreen of Hawaii, LLC	Hawaii
Walgreen of Maui, Inc.	Hawaii
Walgreens (Hong Kong) Limited	Hong Kong
Bond Drug Company of Illinois, LLC	Illinois
Bowen Development Company	Illinois
Deerfield Funding Corporation	Illinois

Medication Adherence Solutions, LLC	Illinois
Riviera Brands LLC	Illinois
The 1901 Group, LLC	Illinois
WagBeau LLC	Illinois
Walgreen Market Strategies, LLC	Illinois
Walgreen Medical Supply, LLC	Illinois
Walgreen Mercantile Corporation	Illinois
Walgreen National Corporation	Illinois
Walgreen Pharmacy Services Eastern, LLC	Illinois
Walgreen Pharmacy Services Midwest, LLC	Illinois
Walgreen Pharmacy Services Southern, LLC	Illinois
Walgreen Pharmacy Services Western, LLC	Illinois
Walgreen Pharmacy Services WHS, LLC	Illinois
Walgreen Realty Resources LLC	Illinois
Walgreens Business Services, LLC	Illinois
Walgreens Home Care, Inc.	Illinois
Walgreens Mail Service, Inc.	Illinois
Walgreens Personal Financial Services, LLC	Illinois
Walgreens Pharmacy Strategies, LLC	Illinois
Walgreens Store No. 3680, LLC	Illinois
Walgreens Store No. 7839, LLC	Illinois
Walgreens.com, Inc.	Illinois
Salient Business Solutions, Ltd. (2)	India
CHDM, LLC (12)	Indiana
Baxter Drug, Inc.	Kansas
Walgreen Louisiana Co., Inc.	Louisiana
Superior LuxCo 1 S.a.r.l.	Luxembourg
Superior LuxCo 2 S.a.r.l.	Luxembourg
Walgreen Asia Services S.a.r.l.	Luxembourg
Walgreen International S.a.r.l.	Luxembourg
Walgreen Investments Luxembourg SCS	Luxembourg
Superior Luxco 1 S.a.r.l.	Luxembourg
Eager Park Pharmacy and Health Services, LLC (6)	Maryland
Walgreens of Massachusetts, LLC	Massachusetts
Full Road Holdings, Ltd.	Mauritius
Jim Bain's Pharmacy	Mississippi
Walgreen Hastings Co.	Nebraska
Walgreen of Nevada, LLC	Nevada
Hunterdon Infusion Services, L.L.C. (1)	New Jersey
Trinity Home Care, LLC	New Jersey
Corporate Health Dimensions, Inc. (12)	New York
Duane Reade	New York
Critical Care System of New York, Inc.	New York
Option Care of New York, Inc.	New York
Springville Pharmacy Infusion Therapy, Inc.	New York
Walgreen Eastern Co., Inc.	New York
Walgreens Store No. 3288, LLC	New York
Option Home Health, Inc.	Ohio
University Option Care, LLC (3)	Ohio
May's Drug Stores, Inc.	Oklahoma
Medicenter, Inc. (12)	Oklahoma
M-X corporation	Oklahoma
Walgreens Infusion Services at Legacy Health, LLC (3)	Oregon
Option Care Enterprises, Inc.	Pennsylvania
Walgreen of Hato Rey, Inc.	Puerto Rico
Walgreen of Puerto Rico, Inc.	Puerto Rico
Walgreen of San Patricio, Inc.	Puerto Rico
Walgreen Scotland Investments, LP	Scotland

Alliance Boots GmbH (5)	Switzerland
Walgreen Swiss International GmbH	Switzerland
Walgreens Boots Alliance Development GmbH	Switzerland
Walgreens Infusion and Respiratory Services, LLC (3)	Tennessee
Infinity Infusion Care	Texas
Vision Direct Inc.	Texas
Walgreen UK Development Services Limited	United Kingdom
Green Hills Insurance Company, A Risk Retention Group (12)	Vermont
LCA Insurance Co., Inc.	Vermont
Walgreen of US Virgin Islands, LLC	Virgin Islands
RxAlly, LLC (9)	Virginia
Option Care Home Health, LLC	Washington
Walgreen Oshkosh, Inc.	Wisconsin

Notes:
(1)	50% owned by Option Care Enterprises, Inc. (a Pennsylvania Corporation).
(2)	30% owned by Full Road Holdings, Ltd. (a Mauritius Entity).
(3)	50% owned by Option Care Enterprises, Inc. (a Delaware Corporation).
(4)	51% owned by Option Care Enterprises, Inc. (a Delaware Corporation).
(5)
Walgreen Swiss International GmbH (a Swiss Entity) owns 45% of Alliance Boots GmbH (a Swiss Entity) and 55% is owned by unrelated parties.  Alliance Boots GmbH owns over 300 entities which are not listed on Exhibit 21, due to the registrant's minority ownership of 45%.

(6)	50% owned by Walgreen Co. (an Illinois Corporation)
(7)	50% owned by Walgreen Pharmacy Services Midwest, LLC. (an Illinois LLC)
(8)
Walgreens Specialty Pharmacy, LLC (a Delaware LLC) directly owns 80% of Cystic Fibrosis Foundation Pharmacy, LLC (a Delaware LLC).  Walgreens Specialty Pharmacy, LLC indirectly owns 49.9% CareMetx, LLC (a Maryland LLC). .

(9)	46.295% owned by Walgreen Co. (an Illinois Corporation)
(10)	51% owned by WRA Partners, LLC. (a Delaware LLC)
(11)	99% owned by Walgreen Co. (an Illinois Corporation)
(12)	49% indirectly owned by Healthcare Clinic Solutions, LLC (a Delaware LLC).

The registrant also wholly owns certain inactive subsidiaries which are not included in the above list.  All wholly owned subsidiaries are included in the consolidated financial statements.